UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007
Alfacell Corporation
(Exact name of registrant as specified in its charter)
0-11088
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	22-2369085 (I.R.S. Employer Identification No.)
300 Atrium Drive, Somerset, New Jersey 08873
(Address of principal executive offices, with zip code)
(732) 652-4525
(Registrant’s telephone number, including area code)
225 Belleville Avenue, Bloomfield, New Jersey 07003
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On July 6, 2007, Alfacell Corporation (the “Company”) moved its principal executive offices and corporate headquarters from 225 Belleville Avenue, Bloomfield, New Jersey 07003 to 300 Atrium Drive, Somerset, New Jersey 08873. As a result of the move, the Company can now be reached via telephone at (732) 652-4525, and via fax at (732) 652-4575. The terms of the lease for the new office space are governed by that certain Office Lease Agreement by and between the Company and I & G Garden State, L.L.C., previously disclosed on the Company’s Form 8-K filed on March 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION
Date: July 9, 2007	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Executive Vice President, Chief Financial Officer and Secretary